Exhibit 10.24

D I R E C T O R S  S T O C K  A P P R E C I A T I O N  R I G H T S

 A G R E E M E N T

Non-transferable

G R A N T   T O

(“Grantee”)

by Assurant, Inc. (the “Company”) of

Stock Appreciation Rights with respect to

shares of its common stock, $0.01 par value (the “SARs”)

having a base value of $            per share (the “Base Value”)

pursuant to and subject to the provisions of the Assurant, Inc. Amended and Restated Directors Compensation Plan (the “Director Plan”). As provided in the Director Plan, the SARs are granted under and pursuant to the terms of the Assurant, Inc. 2004 Long-Term Incentive Plan (the “Incentive Plan”) and are subject to the terms and conditions set forth on the following page (the “Terms and Conditions”).

The SARs are fully vested and exercisable, but the shares of Stock issuable upon exercise of the SARs are subject to a minimum holding period as provided in Section 5 of the Terms and Conditions.

IN WITNESS WHEREOF, Assurant, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Grant Date.

ASSURANT, INC.

By:
[Authorized Officer]

Grant Date:

Accepted by Grantee:

TERMS AND CONDITIONS

1. Grant of SARs.    Assurant, Inc. (the “Company”) hereby grants to the Grantee named on Page 1 hereof (“Grantee”), under the Director Plan and the Incentive Plan and on the terms and conditions set forth in this agreement (this “Agreement”), stock appreciation rights with respect to the number of shares indicated on Page 1 of the Company’s Common Stock, at the Base Value per share set forth on Page 1 (the “SARs”).

2. Defined Terms.    Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Director Plan or the Incentive Plan. Where a term is defined in both the Director Plan and the Incentive Plan, the definition that is in the Director Plan shall control.

3. Base Value and Benefit.    The Base Value of each SAR is equal to the Fair Market Value of a share of Common Stock on the Grant Date. Each SAR entitles Grantee to receive from the Company upon the exercise of the SAR that number of shares of the Company’s Common Stock (the “Shares”) having a Fair Market Value, as of the date of such exercise, equal to the excess, if any, of (a) the Fair Market Value of one share of Common Stock on the date of exercise, minus (b) the Base Value per share of the SAR. For purposes of computing the number of Shares that Grantee has a right to acquire by exercise of these SARs, fractional Shares shall be rounded to the nearest whole Share.

4. Term of and Exercise of SARs.    The term of the SARs is a period of five years, expiring at 5:00 p.m., Eastern Time, on the fifth anniversary of the Grant Date (the “Expiration Date”). The SARs are fully vested and exercisable as of the Grant Date, and shall be exercised by written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time. If the person exercising a SAR is not Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the SAR. To the extent not previously exercised, the SARs shall be automatically exercised (and shall thereupon expire) on the earlier of (i) the first anniversary of Grantee’s termination as a director of the Company for any reason, or (ii) the Expiration Date. The Board may at its discretion compel the early exercise of the SARs in order to facilitate any reorganization, recapitalization, or other need of the Company. In requiring such mandatory exercise, the Board in its discretion may select which SARs shall be exercised.

5. Minimum Holding Period.    The Shares issuable upon exercise of the SARs may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, and may not be subject to any lien, obligation or liability of Grantee to any other party other than the Company, until the earlier of (i) the fifth anniversary of the Grant Date, or (ii) Grantee’s termination as a director of the Company for any reason (the “Minimum Holding Period”).

6. Delivery of Shares.    The Shares issuable upon exercise of the SARs will be registered in the name of Grantee as of the date of exercise and will be issued in certificated or uncertificated form. Any certificate issued during the Minimum Holding Period with respect to such Shares shall be registered in the name of Grantee and shall bear a legend in substantially the following form:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including restrictions against transfer) contained in a Directors Stock Appreciation Rights Agreement between the registered owner of the shares represented hereby and Assurant, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of Assurant, Inc.”

Stock certificates for the Shares, without the first above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Minimum Holding Period. If the Shares are issued in uncertificated form, during the Minimum Holding Period the Company shall instruct the transfer agent not to permit the transfer of the Shares until the expiration of the Minimum Holding Period.

7. Voting and Dividend Rights.    Grantee, as beneficial owner of the Shares issued upon exercise of the SARs, shall have full voting and dividend rights with respect to the Shares during and after the Minimum Holding Period.

8. Beneficiary Designation.    Grantee may, in the manner determined by the Board, designate a beneficiary to exercise the rights of Grantee hereunder and to receive any distribution with respect to the SARs upon Grantee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Agreement, the Director Plan and the Incentive Plan, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives Grantee, the SARs may be exercised by the legal representative of Grantee’s estate, and payment shall be made to Grantee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Grantee at any time provided the change or revocation is filed with the Board of Directors of the Company.

9. Changes in Capital Structure.    The provisions of the Director Plan and the Incentive Plan shall apply in the case of a change in the capital structure of the Company. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the SARs and the Base Value shall automatically be adjusted proportionately, and any resulting shares payable with respect to the Shares issued upon exercise of the SARs shall be subject to any remaining Minimum Holding Period for such Shares.

10. Limitation of Rights.    The SARs do not confer to Grantee or Grantee’s beneficiary designated pursuant to Section 8 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the SARs. Nothing in this Agreement shall confer upon Grantee any right to continue as a director of the Company.

11. Restrictions on Transfer and Pledge.    The SARs may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, nor shall they be subject to any lien, obligation, or liability of Grantee to any other party other than the Company. The SARs are not assignable or transferable by Grantee other than by will or the laws of descent and distribution. The SARs may be exercised during the lifetime of Grantee only by Grantee.

12. Restrictions on Issuance of Shares.    If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares covered by the SARs upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the SARs, the SARs may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

13. Plan Controls.    The terms contained in the Director Plan and the Incentive Plan are incorporated into and made a part of this Agreement, and this Agreement shall be governed by and construed in accordance with the Director Plan and the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Director Plan or the Incentive Plan and the provisions of this Agreement, the provisions of the Director Plan and the Incentive Plan shall be controlling and determinative.

14. Successors.    This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement, the Director Plan and the Incentive Plan.

15. Severability.    If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

16. Tax Effects.    Upon exercise of the SAR, Grantee will recognize ordinary income equal to the Fair Market Value of the Shares received pursuant to such exercise, notwithstanding the Minimum Holding Period. Because Grantee is not an employee of the Company, the Company will not withhold any of the Shares issuable upon exercise of the SAR for tax purposes. Grantee is responsible for reporting and paying any taxes incurred with respect to the exercise of the SARs.

17. Notice.    Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Assurant, Inc.

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

Attn: Secretary

or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.